EXHIBIT 2.1

NUMBER		SHARES
R-	IFCO SYSTEMS N.V.

ORDINARY SHARES	INCORPORATED UNDER THE LAWS OF THE NETHERLANDS AND DOMICILED AT AMSTERDAM THIS CERTIFICATE IS TRANSFERABLE AT THE OFFICE OF THE TRANSFER AGENT OF THE COMPANY IN NEW YORK	ORDINARY SHARES

CUSIP: N43961 11 4

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

This Certifies that [NAME OF SHAREHOLDER]

is the owner of [NUMBER OF SHARES]

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, OF IFCO SYSTEMS N.V. (the “Company”) transferable on the books of the Company in person or by duly authorized attorney upon surrender of this share certificate properly endorsed. This certificate is not valid unless countersigned and registered by the New York Transfer Agent and Registrar. The certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the laws of The Netherlands, to the Articles of Association of the Company, if and as amended (copies of which are available at the office of the Company at Amsterdam, The Netherlands and at the office of the New York Transfer Agent and Registrar), and to all provisions whereof the holder of the shares is bound.

Dated:	IFCO SYSTEMS N.V.

COUNTERSIGNED AND REGISTERED:

Deutsche Bank AG TRANSFER AGENT AND REGISTRAR,

By:		IFCO SYSTEMS [LOGO]	SIGNATURE Chief Executive Officer
AUTHORIZED OFFICER

IFCO SYSTEMS N.V.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT- Custodian
TEN ENT – as tenants by the entireties	(Cust) (Minor)
JT TEN – as joint tenants with right of survivorship	under Uniform Gifts to Minors
and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not listed.

For value received,                                                                                                                            hereby sell, assign and transfer to

PLEASE INSERT SOCIAL SECURITY OR OTHER

      IDENTIFYING NUMBER OF PURCHASER

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE OF PURCHASER)

who accepts title to                                                                                          Ordinary Shares in the share capital of the Company, represented by this Certificate. The parties waive their right to invoke a recission of this agreement on any ground whatsoever upon the transfer of the aforementioned Ordinary Shares. This agreement is governed by the laws of The Netherlands. Seller hereby irrevocably constitutes and appoints                                                                 Attorney to transfer the same on the books of the Company, with full power of substitution.

Signatures(s) Guaranteed:	Seller
Signature
By:	Place

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM). PURSUANT TO UNITED STATES SECURITIES AND EXCHANGE ACT RULE 17Ad-15

Date

THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE CAN ONLY BE EFFECTED BY A WRITTEN INSTRUMENT OF TRANSFER AND WRITTEN ACKNOWLEDGEMENT OF SUCH TRANSFER BY THE PUBLIC LIMITED LIABILITY COMPANY IFCO SYSTEMS N.V. OF AMSTERDAM, THE NETHERLANDS OR BY DEUTSCHE BANK AG OF NEW YORK AS AGENT.